Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Provides Reminder on Upcoming Conference Call

DALLAS, Texas, April 22, 2016 - Southcross Energy Partners, L.P. (NYSE:SXE) (“Southcross”) will host a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today, Friday, April 22, 2016, to discuss fourth quarter and full-year 2015 financial and operating results as well as provide first quarter 2016 guidance. Hosting the call will be John E. Bonn, President and Chief Executive Officer and Bret M. Allan, Senior Vice President and Chief Financial Officer of Southcross’ general partner.

The conference call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13635537. The replay of the call will be available for approximately two weeks following the call. Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. The replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.
Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

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Contact:
Southcross Energy Partners, L.P.
David Lawrence, 214-979-3720
Investor Relations
InvestorRelations@southcrossenergy.com

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